Exhibit 99.1

Prelude Therapeutics Reports Full Year 2025 Financial Results and Provides Program Outlook for 2026

Received FDA clearance of Investigational New Drug application (IND) for PRT12396, mutant-selective JAK2V617F inhibitor in the first quarter of 2026

Phase 1 study of PRT12396 in patients with polycythemia vera and myelofibrosis anticipated to initiate by Q2 2026

Preclinical development and IND enabling studies for PRT13722, highly-selective oral KAT6A degrader underway, and the Company intends to file the IND for PRT13722 in mid-2026 with Phase 1 study initiation anticipated in the 2nd half of 2026

Current cash runway expected into second quarter of 2027 with $106 million in cash, cash equivalents, restricted cash and marketable securities as of December 31, 2025

WILMINGTON, Del., Mar. 10, 2026 (GLOBE NEWSWIRE) – Prelude Therapeutics Incorporated (Nasdaq: PRLD), a clinical-stage precision oncology company, today reported its financial results for the full year ended December 31, 2025 and provided an update on its R&D pipeline and other corporate developments.

“Since the announcement of our strategic shift in November of 2025, our team continues to operate with a clear focus on steady execution on our JAK2V617F inhibitor and KAT6 degrader programs, most recently evidenced by the timely clearance of the IND for PRT12396.” stated Kris Vaddi, Ph.D., Chief Executive Officer of Prelude. “We continue to remain on track to have both PRT12396 and PRT13722 in clinical development this year, which will position the Company for potential key data catalysts from both of these potentially differentiated modalities in 2027.”

Program Updates and Upcoming Milestones

Mutant selective JAK2V617F JH2 inhibitor program

JAK2V617F is the primary driver mutation responsible for disease progression in the majority of patients living with myeloproliferative neoplasms (MPNs). The mutation impacts approximately 95% of patients with polycythemia vera (PV), 60% of patients with essential thrombocythemia (ET) and 55% of patients with myelofibrosis (MF). Identifying JAK2 JH2 inhibitors that selectively target V617F+ cells has long been the goal for advancing the treatment of MPNs. Prelude has designed and identified novel allosteric inhibitors that bind into the JAK2 JH2 “deep pocket” where the V617F mutation resides. These candidates demonstrate mutant specific

Exhibit 99.1

inhibition in multiple preclinical models of MPNs. Prelude believes this approach may have the potential to reduce mutant allele burden, slow or even reverse disease progression, and transform treatment outcomes for MPN patients.

PRT12396, Prelude’s lead, mutant-selective JAK2V617F inhibitor received IND clearance from the U.S. Food and Drug Administration, as previously announced in February 2026 and anticipates initiating a Phase 1 study in the 2nd quarter of 2026.

The Phase 1 study of PRT12396 is an open-label, multi-center study in patients with high-risk PV and intermediate and high-risk MF.

The JAK2V617F inhibitor program is subject to an exclusive option agreement with Incyte announced in November 2025.

Highly selective KAT6A oral degrader program

KAT6 is an emerging and recently validated target in the treatment of ER+ breast cancer. Prelude discovered and is developing first-in-class, highly potent, highly selective and orally bioavailable KAT6A selective degraders. The Company has selected a development candidate and remains on track to file an IND in mid-2026 with phase 1 study initiation planned in the 2nd half of 2026. Prelude believes that selectively degrading KAT6A has the potential for improved efficacy, tolerability and combinability with other agents relative to non-selective inhibitors of KAT6A/B.

The Company presented initial preclinical data supporting this hypothesis at the AACR Annual Meeting 2025. The presentation can be found at Publications - Prelude Therapeutics.

Degrader payloads for next generation DACs

Prelude is leveraging our expertise in targeted protein degradation to discover and develop novel degrader payloads for use with next generation DACs. We have developed highly potent SMARCA2/4 and CDK9 degrader payloads optimized for efficacy, tolerability and developability when coupled to a wide range of different antibodies.

The Company has amended and expanded the scope of our existing DAC collaboration with AbCellera Biologics. This enables AbCellera to use our degrader payloads on additional undisclosed antibody targets of interest and also enables Prelude to utilize our degrader payloads in licensing arrangements with other potential partners. The Company’s payloads and corresponding payload-linkers are available for licensing to partners to expand the reach of this new technology.

We have recently published preclinical data demonstrating that next generation DACs using Prelude degrader payloads have potential for significantly better in vivo efficacy and tolerability compared to traditional cytotoxic ADCs when tested head-to-head in xenograft models. These data can be found at: Publications – Prelude Therapeutics

Exhibit 99.1

Mutated calreticulin (mCALR) DAC discovery program

Mutant CALR is a neoantigen presented on the cell surface of malignant myeloid cells but not normal cells and is found in approximately 25-35% of patients with MF and essential thrombocythemia (ET). Recently, a mCALR-targeted monoclonal antibody demonstrated robust clinical activity in high-risk ET patients. Prelude is exploring mCALR-targeted DACs using the Company’s proprietary degrader payloads as a differentiated approach for patients with CALR mutations. This early discovery program is wholly owned and controlled by Prelude.

The Company presented the preclinical data from the program at the European Hematology Association 2025 Congress in June and the American Society of Hematology (ASH) 67th Annual Meeting in December 2025. The presentations can be found at Publications – Prelude Therapeutics.

Upcoming Investor Conference

The Company will participate in the Citizens Life Sciences Conference taking place in Miami, FL. On Tuesday, March 10, 2026 at 3:25 PM ET, Kris Vaddi, Ph.D., Chief Executive Officer, Peggy Scherle, Ph.D., Chief Scientific Officer and Bryant Lim, Chief Financial Officer will participate in a fireside chat.

A live webcast of the fireside chat can be accessed here and on the Company’s website under Events and Presentations. The recording will be archived and available on the Company’s website for 90 days.

Full Year 2025 Financial Results

Cash, Cash Equivalents, Restricted cash and Marketable securities:

Cash, cash equivalents, restricted cash and marketable securities as of December 31, 2025 were $106.4 million. The Company anticipates that its existing cash, cash equivalents and marketable securities will fund Prelude’s operations into the second quarter of 2027.

Research and Development (R&D) Expenses:

For the year ended December 31, 2025, R&D expense decreased to $94.3 from $118.0 million for the prior year period. Included in the R&D expense for the year ended December 31, 2025 was $6.9 million of non-cash expense related to stock-based compensation expense, including employee stock options, compared to $12.1 million for year ended December 31, 2024. Along with the decrease in stock-based compensation expense, research and development expenses decreased due to a decrease in expense related to our discontinued clinical trials. Research and development expenses may fluctuate from period to period depending upon the stage of certain projects and the level of preclinical and clinical trial-related activities.

General and Administrative (G&A) Expenses:

For the year ended December 31, 2025, G&A expenses decreased to $22.4 million from $28.7 million for the prior year period. Included in general and administrative expenses for the year ended December 31, 2025, was $5.0 million of non-cash expense related to stock-based compensation expense, including employee stock options, compared to $9.2 million for year ended December 31, 2024. The decrease in general and administrative expenses was primarily

Exhibit 99.1

due to a decrease in stock-based compensation along with a decrease in employee-related expenses.

Net Loss:

For the year ended December 31, 2025, net loss was $99.5 million, or $1.29 per share compared to $127.2 million, or $1.68 per share, for the prior year period. Included in the net loss for the year ended December 31, 2025, was $11.9 million of non-cash expenses related to the impact of expensing share-based payments, including employee stock options due in part to fewer employees, as compared to $21.3 million for the same period in 2024.

About Prelude Therapeutics

Prelude Therapeutics is a leading precision oncology company developing innovative medicines in areas of high unmet need for cancer patients. Our pipeline features highly selective KAT6A degraders and JAK2V617F mutant selective inhibitors -- new approaches to clinically validated targets with transformative potential for patients. We are leveraging our expertise in targeted protein degradation to create and develop next generation degrader antibody conjugates (DACs) with novel payloads. We are on a mission to extend the promise of precision medicine to every cancer patient in need. For more information, visit preludetx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated discovery, preclinical and clinical development activities for Prelude’s product candidates, the potential safety, efficacy, benefits and addressable market for Prelude’s product candidates, the expected timeline for clinical trial results for Prelude’s product candidates, and the sufficiency of Prelude’s cash runway into the second quarter of 2026. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are predictions based on the Company’s current expectations and projections about future events and various assumptions. Although Prelude believes that the expectations reflected in such forward-looking statements are reasonable, Prelude cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Prelude's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Prelude's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, clinical trial sites and our ability to enroll eligible patients, supply chain and

Exhibit 99.1

manufacturing facilities, Prelude’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, Prelude's ability to fund development activities and achieve development goals, Prelude's ability to protect intellectual property, and other risks and uncertainties described under the heading "Risk Factors" in Prelude’s Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q and other documents that Prelude files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Prelude undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Exhibit 99.1

PRELUDE THERAPEUTICS INCORPORATED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Year ended December 31,
(in thousands, except share and per share data)	2025	2024
Revenue	$12,140	$7,000

Operating expenses:
Research and development	94,300	117,995
General and administrative	22,406	28,719
Total operating expenses	$116,706	$146,714
Loss from operations	(104,566)	(139,714)
Other income, net	5,068	12,541
Net loss	$(99,498)	$(127,173)
Per share information:
Net loss per share of common stock, basic and diluted	$(1.29)	$(1.68)
Weighted average common shares outstanding, basic and diluted	76,956,194	75,805,840
Comprehensive loss
Net loss	$(99,498)	$(127,173)
Unrealized (loss) on marketable securities, net of tax	(27)	(188)
Comprehensive loss	$(99,525)	$(127,361)

Exhibit 99.1

PRELUDE THERAPEUTICS INCORPORATED

BALANCE SHEETS

	December 31,
(in thousands, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$35,256	$12,474
Marketable securities	67,958	121,140
Prepaid expenses and other current assets	2,478	2,281
Total current assets	105,692	135,895
Restricted cash	3,235	4,044
Property and equipment, net	5,113	6,767
Right-of-use asset	27,165	28,699
Prepaid expenses and other non-current assets	110	110
Total assets	$141,315	$175,515
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,983	$7,732
Accrued expenses and other current liabilities	12,533	15,209
Deferred revenue	33,734	—
Operating lease liability	2,744	2,492
Finance lease liability	—	208
Total current liabilities	52,994	25,641
Deferred revenue, net of current portion	1,798	—
Other liabilities	2,841	3,090
Operating lease liability	15,045	15,325
Total liabilities	72,678	44,056
Commitments (note 8)
Stockholders’ equity:
Voting common stock, $0.0001 par value: 487,149,741 shares authorized; 48,225,493 and 42,298,859 shares issued and outstanding at December 31, 2025 and 2024, respectively	5	4
Non-voting common stock, $0.0001 par value: 112,850,259 and 12,850,259 shares authorized at December 31, 2025 and 2024, respectively; 14,728,135 and 12,850,259 shares issued and outstanding at December 31, 2025 and 2024, respectively	1	1
Additional paid-in capital	751,684	714,982
Accumulated other comprehensive income	8	35
Accumulated deficit	(683,061)	(583,563)
Total stockholders’ equity	68,637	131,459
Total liabilities and stockholders’ equity	$141,315	$175,515

Investor Contact:
Robert A. Doody, Jr.
Senior Vice President, Investor Relations

Prelude Therapeutics Incorporated

484.639.7235

rdoody@preludetx.com